Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 for the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan of our report dated July 5, 2007, relating to the balance sheet of Orbitz Worldwide, Inc., appearing in the Prospectus, filed pursuant to Rule 424(b) of the Securities Act on July 20, 2007.

/s/ Deloitte & Touche LLP

Chicago, Illinois
August 17, 2007